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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Employee Stock Purchase Plan, the 1996 Stock Plan and the 1996 Director Option Plan of Borealis Technology Corporation of our report dated January 20, 1997 with respect to the financial statements for the year ended December 31, 1996 of Borealis Technology Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP
                                                   -----------------------------
                                                       Ernst & Young LLP

Reno, Nevada
June 27, 1997